Exhibit 99.2

FIRST AMENDMENT

TO THE AMENDED AND RESTATED BYLAWS OF

GREEN PLAINS RENEWABLE ENERGY, INC.

In accordance with Section 8.06 of the Amended and Restated Bylaws (the “Amended and Restated Bylaws”) of Green Plains Renewable Energy, Inc. (the “Corporation”), the Board of Directors of the Corporation adopted the following amendments to the Amended and Restated Bylaws by unanimous vote on March 10, 2009:

1.

Section 3.01(f) of the Amended and Restated Bylaws is deleted in its entirety and replaced with the following:

(f)

Except as otherwise provided in this Section 3.01(f), any Substantial Transaction, as defined below, approved by fewer than seven of ten members of the Board of Directors must also be approved, whether or not such approval is otherwise required by these Bylaws, the Articles of Incorporation, or the Iowa Business Corporation Act, by the affirmative vote of 80 percent of the shares outstanding and entitled to vote thereon.  For purposes of this Section 3.01(f), “Substantial Transaction” means (i) any merger or consolidation of the Corporation or any significant subsidiary of the Corporation with or into any other entity (other than an entity that is wholly owned by the Corporation or a wholly owned subsidiary of the Corporation prior to such transaction), (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, including assets held through a subsidiary, (iii) a change in the number of directors constituting the entire Board of Directors of the Corporation from ten; (iv) the issuance of any shares of a new class or new series of capital stock of the Corporation or the repurchase or other acquisition of outstanding shares of the capital stock of the Corporation; or (v) any action that would result in the circumvention of this Section 3.01(f).  This Section 3.01(f) shall not be applicable as of and from the date after the effective date of these Bylaws that the Corporation has issued an aggregate of 6,000,000 shares of common stock (including shares issuable upon conversion of securities convertible or exercisable into, or exchangeable for, common stock, but excluding shares issued as a stock dividend or otherwise to effect a split of the common stock) to non-affiliates of the Corporation (the “Share Issuance Event”).

2.

Section 3.02(a) of the Amended and Restated Bylaws is deleted in its entirety and replaced with the following:

(a) Subject to Section 3.01(f), the number of directors constituting the entire board of directors shall be not less than one nor more than ten as fixed from time to time by vote of not less than two-thirds of the directors then serving in office; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be ten until otherwise fixed by a majority of the entire board of directors then serving in office. Directors shall serve staggered terms and shall be divided into three groups (Groups I, II, and III), as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one Group expiring each year. To comply with the Iowa Business Corporation Act, the initial term of Group I shall expire at the first annual shareholders’ meeting of the Corporation in 2009. At that time, a director, or directors, shall be elected to serve in Group I, and to hold office for a three-year term expiring at the third succeeding annual meeting. The initial term of Group II shall expire at the second annual shareholders’ meeting of the Corporation in 2010. At that time, a director, or directors, shall be elected to serve in Group II, and to hold office for a three-year term expiring at the third succeeding annual meeting. The initial term of Group III shall expire at the third annual shareholders’ meeting of the Corporation in 2011. At that time, a new director, or directors, shall be elected to serve in Group III, for a three-year term expiring at the third succeeding annual meeting. At each annual shareholders’ meeting held thereafter, directors shall be chosen for a term of three years to serve in the Group that has expired at that meeting to succeed those whose terms expire. Any vacancies in the Board of Directors for any reason may be filled by the shareholders or as set forth in Section 3.05, and any directors so chosen shall hold office until the next election of the Group for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the Group of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.